EXHIBIT 23.2




                     CONSENT OF INDEPENDENT ACCOUNTANTS



   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1997, appearing on page 40 of Arvin Industries, Inc.'s Annual Report on Form 10-K for the year ended December 29, 1996.



   PRICE WATERHOUSE LLP
   Indianapolis, Indiana
   May 7, 1997